Exhibit (h)(5)(B)

Form of

Amended and Restated Schedule A

Dated [            ], 2013

to the

Fee Waiver Agreement

Effective as of January 25, 2011

Between

Equinox Funds Trust and Equinox Fund Management, LLC

Fund	Effective Date

Equinox Abraham Strategy Fund	April 19, 2012

Equinox Chesapeake Strategy Fund	April 19, 2012

Equinox Crabel Strategy Fund	April 19, 2012

Equinox Eclipse Strategy Fund	January 25, 2012

Equinox John Locke Strategy Fund	January 25, 2012

Equinox QCM Strategy Fund	January 25, 2012

Equinox Tiverton Strategy Fund	April 19, 2012

Equinox Absolute Return Plus Strategy Fund	April 19, 2012

Equinox Commodity Strategy Fund	January 25, 2011

Equinox Campbell Strategy Fund	March 1, 2013

Equinox Quest Tracker Index Fund	Commencement of Operations

Equinox BH-DG Fund	Commencement of Operations

This Schedule A to the Fee Waiver Agreement is effective with respect to each Fund as of the dates set forth above.

EQUINOX FUND MANAGEMENT, LLC

By:
Name:	Robert J. Enck
Title:	President & CEO

EQUINOX FUNDS TRUST On behalf of each Fund

By:
Name:	Robert J. Enck
Title:	President